AMTRUST CAPITAL CORP.
                               20 West 5th Street
                               Peru, Indiana 46970


                                  PRESS RELEASE

For Immediate Release                                  For Information Contact:
Date: April 30, 1999                                   Bruce M. Borst, President
                                                       (765) 472-1991


                              AMTRUST CAPITAL CORP.
                  ANNOUNCES INTENT TO DE-REGISTER WITH THE SEC


     Peru, Indiana, April 30, 1999 - AmTrust Capital Corp. (the "Company"), the parent holding company for American Trust Federal Savings Bank, announced its intention today to de-register with the Securities and Exchange Commission ("SEC") from the reporting requirements of the Securities Exchange Act of 1934 effective May 13, 1999. The Company first became a public reporting company on March 28, 1995, and at that time committed to remain a public reporting company for at least three years.

     Bruce M. Borst, President of the Company, indicated that the Board of Directors approved the de-registration with the SEC in light of the Company's current number of record stockholders and the cost savings to the Company. Mr. Borst stated that it is still the Company's intention to provide its stockholders with quarterly unaudited earnings releases, as well as an annual report and proxy statement. "The deregistration will save the Company money both in legal and accounting fees, since it won't have to comply with all the requirements of the SEC rules and regulations," continued Mr. Borst.

                                    - END -